For Immediate Release

Media Contact:

Jerry Baack | President  & CEO

952.893.6866 | jerry.baack@bwbmn.com

December 18, 2019

Bridgewater Bancshares, Inc. Appoints
Lisa Brezonik to Board of Directors

Bloomington, MN – Bridgewater Bancshares, Inc. (“Bridgewater”)(Nasdaq: BWB), the holding company of Bridgewater Bank, today announced the appointment of Lisa M.  Brezonik to its Board of Directors.

Ms. Brezonik currently serves as President of Salo,  LLC, a leading staffing and consulting firm for finance, accounting and human resources in Minneapolis and Chicago, a position which she has held since 2018.  Lisa joined Salo in 2015 as Chief Talent Officer and became Chief Operating Officer in 2017. Before joining Salo, she held various human resources leadership roles at RBC Dain Rauscher, Integ Incorporated, and Room and Board, Inc. Lisa is also an entrepreneur, having spent eight years as the owner of Brezonik Consulting, an executive coaching and organizational consulting firm. She authored the book Fire Yourself! Reignite your career and live your life with intention, which provides tools that help established professionals figure out where to go next.

As an accomplished leader with over 25 years of experience, Lisa brings expertise in talent acquisition, human resources and leadership development to Bridgewater. Lisa holds a bachelor's degree in psychology from the University of Minnesota and studied human resources development at the University of St. Thomas. Additionally, Lisa is on the board of directors for the Hennepin Health Foundation and was a recipient of the esteemed Minneapolis/St. Paul Business Journal Women in Business award in 2017.

“Lisa is a key addition to our board, and we are eager to benefit from her knowledge,” said Jerry Baack, Chairman and Chief Executive Officer. “Our people and unconventional culture are key drivers of Bridgewater’s continued success, and Lisa understands what it takes to attract and retain top talent in this industry.”

About Bridgewater Bancshares, Inc.
Bridgewater Bancshares, Inc. is the holding company for Bridgewater Bank, a full-service commercial bank formed in 2005 to serve the diverse needs of commercial real estate investors, small business entrepreneurs and high-net-worth individuals.  Bridgewater Bank has seven locations serving clients across the Minneapolis-St. Paul-Bloomington metropolitan statistical area in Minnesota and offers a full array of simple, quality loan and deposit products, primarily for commercial clients.  As of September 30, 2019, Bridgewater had total assets of approximately $2.23 billion, total loans of approximately $1.85 billion, total deposits of approximately $1.80 billion and total shareholders’ equity of approximately $236.1 million.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Bridgewater. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Bridgewater with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Source: Bridgewater Bancshares, Inc.